Exhibit 10.3

Confidential Materials omitted and filed separately with the
Securities and Exchange Commission. Asterisks denote omissions.
EXCLUSIVE LICENSE AGREEMENT FOR TUSCHL II UNITED STATES
PATENTS AND PATENT APPLICATIONS
     This Exclusive License Agreement for Tuschl II United States Patents and Patent Applications (“Agreement”) is made as of March 14, 2011 (“Effective Date”), by and between Alnylam Pharmaceuticals, Inc. (“Alnylam”) and University of Massachusetts (“UMass”).
     This Agreement is made with respect to the following recitals:
     WHEREAS, Max-Planck-Gesellschaft zur Föerderung der Wissenschaften e.V. (“Max-Planck”), is an owner of rights in and to the patents and patent applications defined herein as the US Tuschl II Patent Family;
     WHEREAS, pursuant to that certain Assignment Agreement made and entered into as of March 14, 2011, UMass has become a co-owner of the US Tuschl II Patent Family;
     WHEREAS, UMass has the right to grant licenses under the US Tuschl II Patent Family;
     WHEREAS, Alnylam desires to obtain a license with the right to grant sublicenses under the US Tuschl II Patent Family, and UMass desires to grant such license subject to the conditions set forth herein;
     NOW, THEREFORE, Alnylam and UMass hereby agree as follows:
1. Definitions. The following words and phrases shall have the meanings set forth below solely for purposes of this Agreement.
     1.1. “Affiliate” shall mean any corporation or other business entity that now or in the future directly or indirectly controls, is controlled by, or is under common control with, a Party or a Third Party (as the case may be under this Agreement). Control means direct or indirect ownership of, or other beneficial interest in, fifty percent (50%) or more of the voting stock, other voting interest, or income of a corporation or other business entity, or possession of the power to elect or appoint fifty percent (50%) or more of the members of the governing body of the corporation or other business entity. A corporation or other business entity shall be an Affiliate only during such period of time that it meets the definition set forth in this Section 1.1.
     1.2. “Collaboration Partner” shall mean an entity involved in a bona fide collaboration with Merck or any of Merck’s Affiliates sublicensed in accordance herewith. A bona fide collaboration shall mean a collaboration with Merck or any of its Affiliates sublicensed in accordance herewith, where such collaboration is entered into after Merck’s commencement of GLP toxicology testing of the Licensed Product required for the filing of an Investigational New Drug Application and involves the development of a Licensed Product in the Field, in which Merck plays an integral role in the experimentation and a dominant or co-equal role in the decision-making, relating to the development of such Licensed Product in the Field. Merck’s or any of its properly-sublicensed Affiliates’ experimentation relating to the discovery and development of a Licensed Product in the

Field prior to the commencement of a collaboration shall be deemed to have been conducted in the course of the collaboration for purposes of determining whether the collaboration constitutes a bona fide collaboration.
     1.3. “Confidentiality Agreement” shall mean a document in the form attached as Exhibit B hereto.
     1.4. “Distributor” shall mean an entity that purchases Licensed Products (whether in packaged form or bulk form) from Merck, one of its Affiliates, or a Collaboration Partner, and resells such Licensed Products to Third Parties in a manner consistent with normal trade practices in the pharmaceutical industry.
     1.5. “Excluded Targets” shall mean any Target for which Alnylam has, prior to the Effective Date, granted a Third Party exclusive rights under the US Tuschl II Patent Family, unless such Target has ceased to be an Excluded Target pursuant to Section 2.2 hereof.
     1.6. “Field” shall mean all uses other than the commercial sale or use as a research reagent, including in a kit format, for research or educational purposes, including without limitation,
(i)	internal and collaborative use;

(ii)	all therapeutic and prophylactic uses; and

(iii)	diagnostic uses for purposes of therapeutic monitoring, but excluding all other diagnostic uses, specifically including human and veterinary diseases, for all indications.
     1.7. “Gatekeeper” shall mean an independent attorney, not employed by Alnylam, registered to practice before the United States Patent and Trademark Office who shall be mutually agreed upon by UMass and Alnylam, and who shall be bound by the Confidentiality Agreement and perform the services identified in Section 2.3 of this Agreement.
     1.8. “Licensed Product” shall mean any product or part thereof in the Field, the manufacture, use or sale of which would, absent the license granted hereunder, infringe one or more claims of an issued patent in the US Tuschl II Patent Family.
     1.9. “Merck” shall mean Merck & Co., Inc.
     1.10. “Merck License Agreement” shall mean a non-exclusive license agreement entered into by Merck under the terms and restrictions provided for in Section 2.2 of this Agreement.
     1.11. “Party” shall mean Alnylam or UMass, and when used in the plural shall mean both all of them.

     1.12. “Sublicensee” shall mean any corporation, firm, partnership, limited liability company, or other legal entity or business association other than an Affiliate of Alnylam that sells or intends to commercialize Licensed Products under a sublicense from Alnylam to develop, make, use and sell Licensed Products. Sublicensee shall not include a distributor. For the purpose of this Agreement, Sublicensee shall also include the assignees of Alnylam to which Alnylam has sub-assigned its ownership position in the Tuschl II United States Patents and Patent Applications in certain countries.
     1.13. “Target” shall mean [**].
     1.14. “Term” shall mean the period commencing on the Effective Date and concluding on the expiration or abandonment of all issued patents and filed patent applications in the US Tuschl II Patent Family.
     1.15. “Third Party” shall mean any corporation, firm, partnership, limited liability company, or other legal entity or business association other than Alnylam, an Affiliate of Alnylam, or a Sublicensee.
     1.16. “US Tuschl I Patent Family” shall mean any and all patents issued by, and patent applications filed in, the USPTO as set forth in the attached Exhibit C, entitled “RNA sequence-specific mediators of RNA interference,” naming as inventors Thomas Tuschl, David P. Bartel, Phillip A. Sharp, and Phillip D. Zamore, and any divisionals, continuations, continuation-in-part applications thereof, requests for continued examination, reissues or reexaminations of any of the foregoing filed in the USPTO.
     1.17. “US Tuschl II Patent” shall mean any patent within the scope of rights covered by Section 1.18 that is issued by the United States Patent and Trademark Office.
     1.18. “US Tuschl II Patent Family” shall mean any and all patents issued by, and patent applications filed, in the USPTO as set forth in the attached Exhibit A, entitled “RNA Interference Mediating Small RNA Molecules,” naming as inventors by Thomas Tuschl, Sayda Elbashir, and Winfried Lendeckel, and any divisionals, continuations, continuation-in-part applications thereof, requests for continued examination, reissues or reexaminations of any of the foregoing filed in the USPTO.
2. Grant of Rights.
     2.1. Exclusive License. Except as expressly set forth in Section 2.2, UMass grants to Alnylam for the Term an exclusive, unrestricted, royalty-free license, with the right to grant sublicenses, under the US Tuschl II Patent Family including without limitation the right to make, have made, sell, have sold, offer for sale, import and use any Licensed Product.
     2.2. Merck License Agreement. Notwithstanding the license set forth in Section 2.1, UMass reserves the right to convey an option (and corresponding licenses) to Merck (and to no other person or entity) to acquire from UMass one or more non-exclusive licenses to make, have made, sell, have sold, offer for sale, import and use any Licensed Product, except with respect to Excluded Targets, under the US Tuschl II Patent Family, provided that the agreement conveying the option and any agreement granting any such license shall include provisions to the effect that (i) Merck shall have no right to grant any sublicenses, except to (a) an Affiliate (which sublicense shall automatically terminate at the time that the entity to which the sublicense was granted ceases to be an Affiliate of Merck); and (b) a Collaboration Partner, Distributor, or a contractor working under the direction of Merck or a Merck Affiliate to the extent such contractor assists in performing the activities licensed hereunder, and in such cases only with respect to the specific Licensed Product that is the subject of the particular collaboration, distribution or services agreement; (ii) the option agreement and all licenses shall automatically terminate if Merck files a legal proceeding in the USPTO, a United States court, or an arbitral forum, challenging the validity, enforceability or inventorship of any application or patent in the US Tuschl II Patent Family, except if Merck is sued for infringement of a US Tuschl II Patent; and (iii) the license cannot be assigned except to an Affiliate or in connection with a merger, acquisition, or sale of all or substantially all of the assets of Merck or an Affiliate relating to the subject matter of the US Tuschl II Patent Family, which sale includes the assignment of the License Agreement dated September 8, 2003, between UMass and Sirna Therapeutics, Inc. Nothing contained in this Section 2.2 shall be construed to prevent Merck from asserting non-infringement as a defense in any legal proceeding involving a patent or application in the US Tuschl II Patent Family, or to assert any defense in a legal proceeding outside the United States involving a patent or application that is not a member of the US Tuschl II Patent Family. UMass acknowledges and agrees that (a) it shall have no right to grant to Merck any rights under the US Tuschl II Patent Family with respect to any Excluded Targets, and (b) any non-exclusive license granted to Merck pursuant to this Section 2.2 shall expressly provide that Merck is prohibited from granting any sublicense, covenant not to sue, or freedom to operate under any application or patent in the US Tuschl II Patent Family except as set forth in clause (i) above. Alnylam represents and warrants that, as of the Effective Date, there are [**] Excluded Targets. Alnylam shall allow UMass to designate a single outside attorney (the “UMass Attorney”) who agrees to be bound by the Confidentiality Agreement to inspect at Alnylam’s offices, at a reasonable time and with reasonable advance notice, documents sufficient to confirm that, as of the Effective Date, there are [**] Excluded Targets. Alnylam agrees that, if at any time after the Effective Date, a Target ceases to be subject to exclusive rights granted to another entity under the US Tuschl II Patent Family, then such Target shall no longer be an Excluded Target.
     2.3. Provisions Concerning Excluded Targets. Alnylam shall provide the Gatekeeper with a certified list of Excluded Targets within [**] of the Effective Date. The Gatekeeper shall maintain such list in a secure location during the Term of this Agreement. Alnylam shall update the list of Excluded Targets during the Term of the Agreement by promptly informing the Gatekeeper when a Target has been removed from the list. Merck may, from time to time, provide to the Gatekeeper in confidence a list of proposed Targets. Within [**] following the Gatekeeper’s receipt of such list from Merck, the Gatekeeper shall notify Merck in writing which, if any, of the Targets identified on such list are Excluded Targets, and hence would be excluded from the Merck License Agreement. If the Gatekeeper has questions as to whether a proposed Target is an Excluded Target, the Gatekeeper may, in his or her sole discretion, pose appropriate scientific questions to an independent expert, which expert shall first enter into and be bound by the Confidentiality Agreement. In the event that the Gatekeeper informs Merck that any proposed Target is an Excluded Target, the UMass Attorney may thereafter inspect all documents on which the Gatekeeper relied in determining that the proposed Target is an Excluded Target, and the

Gatekeeper shall disclose to the UMass Attorney any advice received from any independent scientific expert. If wishes to exercise its option to enter into a Merck License Agreement provided for in (and subject to the terms and restrictions of) Section 2.2 above, UMass, Merck, Alnylam and the Gatekeeper shall each enter into the Confidentiality Agreement. (i) In the event that the Merck License Agreement is to cover all Targets except Excluded Targets, the Gatekeeper shall provide UMass with the list of Excluded Targets within [**] of receiving notice from UMass of Merck’s request to exercise its option to enter into a Merck License Agreement and the Confidentiality Agreement executed by authorized representatives of UMass and Merck. The list of Excluded Targets shall be attached as an exhibit to the Merck License Agreement, which shall expressly provide that no rights are granted with respect to all such Excluded Targets (as required by Section 2.2) and which list shall remain subject to the terms of the Confidentiality Agreement. (ii) In the event that the Merck License Agreement is to be limited to a particular Target or Targets only, UMass shall thereupon provide to the Gatekeeper in confidence a list of the proposed Targets to be covered by the Merck License Agreement. Within [**] following the Gatekeeper’s receipt of such list from UMass, the Gatekeeper shall notify UMass in writing which, if any, of the Targets identified on such list are Excluded Targets, and hence must be excluded from the Merck License Agreement. Such writing shall be subject to the terms of the Confidentiality Agreement. If the Gatekeeper has any questions as to whether a proposed Target is an Excluded Target, the Gatekeeper may, in his or her sole discretion, pose appropriate scientific questions to an independent expert, which expert shall first enter into and be bound by the Confidentiality Agreement. In the event that the Gatekeeper informs Merck that any proposed Target is an Excluded Target, the UMass Attorney may thereafter inspect all documents on which the Gatekeeper relied in determining that the proposed Target is an Excluded Target, and the Gatekeeper shall disclose to the UMass Attorney any advice received from any independent scientific expert. UMass may grant Merck a license with respect to any Targets not identified by the Gatekeeper as Excluded Targets, subject to the terms and restrictions of Section 2.2.
     2.4. Retained Research Rights. UMass shall retain the right to practice the inventions claimed in the US Tuschl II Patent Family for research, teaching, education, non-commercial collaboration and publication purposes. Alnylam acknowledges that the U.S. federal government retains a royalty-free, non-exclusive, non-transferable license to practice any government-funded invention claimed in any patent or application in the US Tuschl II Patent Family for government purposes.
     2.5. No Further Conveyances of Rights. (a) Except as expressly set forth in Section 2.2, UMass covenants and agrees (i) not to dedicate to the public nor to convey to any entity whatsoever, including to any of its or their Affiliates or other Third Parties, whether by assignment, license or otherwise, any interest in the US Tuschl II Patent Family; and (ii) not to make any representation in any form or manner that any patent application or patent in the US Tuschl II Patent Family may be used for research purposes other than as expressly agreed to pursuant to the September 2001 Joint Invention and Joint Marketing Agreement. (b) Under no circumstance shall UMass disclaim or otherwise relinquish ownership of any US Tuschl II Patent without the prior written consent of Max Planck. In the event that UMass does disclaim or otherwise relinquish its ownership interest in any US Tuschl II Patent, in addition to any other rights and remedies available to the Parties, UMass shall be deemed to have disclaimed and relinquished its ownership interest in every patent and application in the US Tuschl II Patent Family and in every patent and application in the US Tuschl I Patent Family such that common ownership is maintained between the US Tuschl I Patent Family and the US Tuschl II Patent Family.
     2.6. No Additional Rights. Nothing in this Agreement shall be construed to confer any rights upon Alnylam by implication, estoppel, or otherwise as to any intellectual property rights, including without limitation patents and patent applications, trademarks, copyrights and know-how, of UMass other than the US Tuschl II Patent Family, regardless of whether such intellectual property rights shall be dominant or subordinate to any patent application or patent in the US Tuschl II Patent Family.
3. Patent Enforcement.
     3.1. Notice. Each Party shall notify the other Party promptly in writing of any infringement of any US Tuschl II Patent that becomes known to any of them, including without limitation the receipt of any Paragraph IV notice letter under the Drug Price Competition and Patent Term Restoration Act of 1984 (commonly referred to as the Hatch-Waxman Act). In no event shall such notice be given more than [**] after learning of any infringement.
     3.2. Control of Patent Enforcement. Alnylam shall have the right to bring suit for infringement of any claim in any US Tuschl II Patent, to enjoin infringement, to collect damages, profits and awards of whatever nature recoverable for such infringement, to defend against any challenge to validity of such patent, and to pursue any such litigation until a final judgment, from which no further appeal may be taken and no further review may be sought.
          3.2.1. Upon reasonable prior notice, Alnylam may join UMass as a party if necessary in any such litigation brought in the United States against a for-profit commercial entity (the US Commercial Infringement Litigation”), provided that the complaint satisfies all pleading obligations and the requirements of Rule 11 of the Federal Rules of Civil Procedure. Alnylam shall select counsel to represent Alnylam and UMass in connection with such US Commercial Infringement litigation, provided that UMass shall have a right of prior approval with respect to counsel for UMass, such approval not to be unreasonably withheld or delayed. Counsel representing UMass must be appointed a Special Assistant Attorney General and comply with the guidelines of the Massachusetts Attorney General with respect to that appointment. Alnylam shall have control over all decisions in, and any settlement of, any such US Commercial Infringement Litigation, provided that UMass shall have a right of prior approval over significant litigation decisions concerning, and settlement of, any non-patent claims or non-patent counterclaims to the extent they affect the interests of the Commonwealth of Massachusetts, such approval not to be unreasonably withheld or delayed. Alnylam shall reasonably consult with UMass and keep it informed concerning developments in the US Commercial Litigation.
          3.2.2. In the event there arises an actual or potential conflict of interest between Alnylam and UMass with respect to the US Commercial Infringement Litigation such that representation of UMass by the counsel retained by Alnylam is inappropriate, Alnylam shall not thereafter have control over decisions in the litigation affecting UMass, and UMass shall be entitled to select its own counsel, which counsel shall be paid for by the UMass and not by Alnylam. Alnylam shall further obtain the prior consent of UMass to settle such litigation, which consent shall not be unreasonably withheld.
          3.2.3. Alnylam shall hold UMass harmless from, and indemnify it against, any costs, expenses, or liability the UMass may incur in connection with any action taken under this Section 3; provided that Alnylam shall be obligated to reimburse UMass for costs and expenses incurred during the prosecution or defense of any such litigation only if reasonably incurred by UMass for purposes of such action.
     3.3. Alnylam Fees. Any and all fees, costs and expenses incurred by Alnylam, including, without limitation, attorney’s fees, court costs and disbursements, in connection with any action taken under this Section 3 shall be paid by Alnylam.
     3.4. Cooperation. UMass shall cooperate fully with Alnylam in connection with any action under this Section 3 and agrees to promptly provide reasonable access to all necessary documents, information, and persons under its control, and to render reasonable assistance in response to a request by Alnylam for such assistance, all at Alnylam’s expense.
     3.5. Consent. UMass shall not be entitled to bring a suit for infringement of any US Tuschl II Patent without the express written consent of Alnylam, which Alnylam may withhold in its sole discretion.
4. Confidentiality
     4.1. Limitations on Disclosure. The Parties and their counsel shall take reasonable measures to ensure that the terms of this Exclusive License Agreement remain strictly confidential and are not disclosed to any third party, except as specifically set forth in Sections 4.2.1 through 4.2.5.
          4.1.1. Pursuant to Order. The terms of this Confidential Settlement Agreement may be disclosed pursuant to any order or subpoena requiring disclosure in any legal proceeding, but only so long as the Party that has the disclosure requirement provides the other Parties with written notice of such requirement not later than [**] after first learning of such order or subpoena.
          4.1.2. Professional Advisers. The terms of this Exclusive License Agreement may be disclosed to any Party’s attorney, accountant, auditor, or insurer, but only so long as any such person or entity is informed of this confidentiality provision and agrees in writing to take reasonable measures to keep the terms of this Exclusive License Agreement strictly confidential and prevent their disclosure to any third party except as permitted by Sections 4.1.4 and 4.1.5.
          4.1.3. Merck. The terms of this Exclusive License Agreement may be disclosed to Merck, but only so long as Merck is informed of this confidentiality provision and agrees in writing to take reasonable measures to keep the terms of this Exclusive License Agreement strictly confidential and prevent their disclosure to any third party except as permitted by Sections 4.1.4 and 4.1.5.

          4.1.4. Required by Law. The terms of this Exclusive License Agreement may be disclosed as required by law, including but not limited to any disclosure required to be made pursuant to the reporting obligations applicable to nonprofit corporations or recipients of federal funds or as required by the Securities and Exchange Commission or other such regulatory authorities, or as required by the Office of the Attorney General of the Commonwealth of Massachusetts. Prior to making any such disclosure, the Party intending to make the disclosure shall provide the other Party with a redacted version of this Exclusive License Agreement to be disclosed pursuant to this Section 4.1.4 and give the other Party a reasonable opportunity to object to the content of the redacted document on the ground that it would disclose more information than authorized by this Section 4.1.4.
          4.1.5. Public Information. Any term of this Confidential Settlement Agreement may be disclosed publicly only to the extent such term is publicly known or widely disseminated to the public, other than through the wrongful act of the Party or its Affiliates, prior to the disclosure by the Party.
5. Miscellaneous Provisions.
          5.1.1. Non-Use of UMass Trademarks. Neither Alnylam nor its Affiliates and Sublicensees shall use the name of “University of Massachusetts,” or any variation, adaptation, or abbreviation thereof, or of any of its trustees, officers, faculty, students, employees, or agents, or any trademark owned by any of them, in any promotional material or other public announcement or disclosure, without the prior written consent of the UMass or in the case of an individual, the consent of that individual. The foregoing notwithstanding, Alnylam may state generally that it has a license from UMass under the US Tuschl II Patent Family, subject only to UMass’s reserved rights to convey non-exclusive licenses to Merck.
          5.1.2. Termination. This license is non-revocable and cannot be terminated under any circumstances.
          5.1.3. Limitation of Remedies. IN NO EVENT SHALL THE PARTIES, THEIR TRUSTEES, DIRECTORS, OFFICERS, EMPLOYEES AND AFFILIATES, BE LIABLE FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, DIRECT OR INDIRECT, RELATING TO THIS AGREEMENT, INCLUDING ECONOMIC DAMAGES, ATTORNEYS’ FEES, OR INJURY TO PROPERTY OR LOST PROFITS, REGARDLESS OF WHETHER THE PARTY OR PARTIES SHALL BE ADVISED, SHALL HAVE OTHER REASON TO KNOW, OR IN FACT SHALL KNOW OF THE POSSIBILITY OF THE FOREGOING.
     5.2. Notices. Any notices required or permitted under this Agreement and all correspondence hereunder shall be in English and in writing, shall specifically refer to this Agreement, and shall be sent by a method providing confirmation of delivery to the following addresses or facsimile numbers of the parties:
If to UMass:
Office of Technology Management
University of Massachusetts

222 Maple Avenue
Higgins Building, Suite 114
Shrewsbury, MA 01545
Attn: Executive Director
If to Alnylam:
Alnylam Pharmaceuticals, Inc.
300 Third Street
Cambridge, MA 02142
Attn: General Counsel
     5.3. Governing Law. This Agreement shall be construed, governed, interpreted and applied in accordance with the laws of the Commonwealth of Massachusetts, even if the laws of the Commonwealth would select a different governing law.
     5.4. Compliance with Laws. Alnylam shall use commercially reasonable efforts to comply with all local, state, federal, and international laws and regulations relating to the development, manufacture, use and sale of Licensed Products.
     5.5. Indemnification. Alnylam shall indemnify, defend, and hold harmless UMass and its trustees, officers, faculty, students, employees, and agents and their respective successors, heirs and assigns (the “indemnitees”), against any liability, damage, loss, or expense (including reasonable attorneys’ fees and expenses) incurred by or imposed upon any of the indemnitees in connection with any claims, suits, actions, demands or judgments arising out of any theory of liability (including without limitation actions in the form of tort, warranty, or strict liability and regardless of whether such action has any factual basis) concerning (i) any use of the inventions claimed in the US Tuschl II Patent Family by Alnylam or its sublicensees, or (ii) any product, process, or service that is developed, made, used, sold, or performed by Alnylam or its sublicensees pursuant to any right or license granted to Alnylam under this Agreement. Alnylam shall obtain and carry in full force and effect commercial general liability insurance, including product liability and errors and omissions insurance, which shall protect Alnylam and its indemnitees, including UMass, with respect to events covered by this Section.
     5.6. Integration. This Agreement supersedes all prior written agreements and all prior written and contemporaneous oral agreements with respect to the subject matter hereof.
     5.7. Amendment and Waiver. This Agreement may be amended, supplemented, or otherwise modified only by means of a written instrument signed by all parties. Any waiver of any rights or failure to act in a specific instance shall relate only to such instance and shall not be construed as an agreement to waive any rights or fail to act in any other instance, whether or not similar.
     5.8. Severability. Should one of the provisions of this Agreement be held void, invalid or unenforceable, the remaining provisions of this Agreement will not cease to be effective. The parties shall negotiate in good faith to replace such void, invalid or unenforceable provision by a new provision which reflects, to the extent possible, the original intent of the parties.
     5.9. Headings. All headings are for convenience only and shall not affect the meaning of any provision of this Agreement.
IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.
ALNYLAM PHARMACEUTICALS, INC.

By:	/s/ Barry Greene
Its:	President and Chief Operating Officer
UNIVERSITY OF MASSACHUSETTS

/s/ James P. McNamara, Ph.D.
By:	James P. McNamara, Ph.D.
Its:	Executive Director
Office of Technology Management

EXHIBIT A
CONFIDENTIALITY AGREEMENT
     Reference is made to that certain Exclusive License Agreement for Tuschl II United States Patents and Patent Applications (the “Exclusive License Agreement”) made as of March 14, 2011 by and between Alnylam Pharmaceuticals, Inc. (“Alnylam”) and University of Massachusetts (“UMass”). All capitalized terms not defined herein are defined in the Exclusive License Agreement. All parties that either have executed this Confidentiality Agreement or an undertaking thereto are defined, collectively, as the “Parties.”
     WHEREAS, Alnylam may provide confidential and proprietary information identifying Targets and Excluded Targets (the “Alnylam Target Information”) to UMass, Merck & Co., Inc. (“Merck”), or the Gatekeeper, or any and all of them; and
     WHEREAS, Merck may provide confidential and proprietary information identifying proposed Targets (the “Merck Target Information”) to the Gatekeeper; and
     WHEREAS, it is understood and agreed by the Parties that such disclosures are solely in connection with the Exclusive License Agreement and not for any other purpose (the “Purposes”);
     NOW, THEREFORE, the Parties hereto agree as follows:
     1. Target Information. The Parties acknowledge and agree that the “Alnylam Target Information” is and will remain Alnylam’s confidential, proprietary information; and that the “Merck Target Information” is and will remain Merck’s confidential, proprietary information. The Alnylam Target Information and the Merck Target Information are defined, collectively, as the “Target Information.”
     2. Treatment of Target Information. The Party receiving Target Information not otherwise known to it prior to disclosure is defined as the “Receiving Party.” The Party disclosing Target Information is defined as the “Disclosing Party.” All Target Information disclosed to the Receiving Party under the Exclusive License Agreement shall be governed by the following provisions:
          a. Target Information may be used by solely in connection with the Purposes identified above.
          b. No Receiving Party shall disclose or permit disclosure of any Target Information of the Disclosing Party to third parties or to employees of the Receiving Party, other than designated directors, officers, employees and agents who are required to have the information in order to perform the Parties’ authorized activities in connection with the Exclusive License Agreement. Each Receiving Party has had or will have its designated directors, officers, employees and agents who have access to Target Information of the Disclosing Party sign the undertaking annexed hereto as Schedule 1, and, upon request, shall notify the Disclosing Party in writing of the names of each person who has signed such agreements. Each Receiving Party agrees that it shall take all reasonable and necessary measures to protect the secrecy of and avoid disclosure or unauthorized use of Target

Information of the Disclosing party. Such measures shall include, but not be limited to, the highest degree of care that the Receiving Party utilizes to protect its own information of a similar nature, which shall be no less than reasonable care. Each Party agrees to notify the other in writing of any actual or suspected misuse, misappropriation, or unauthorized disclosure of Target Information of the Disclosing Party which may come to the Receiving Party’s attention and to cooperate with the Disclosing Party to stop and prevent such activities.
          c. Unless otherwise agreed to by the Parties, Target Information disclosed under the Exclusive License Agreement shall at all times remain, as between the Parties, the property of the Disclosing Party. No license to use any trade secrets, copyrights, or other intellectual property rights is granted by this Agreement.
          d. The Party providing the information shall determine the manner and form in which the Target Information will be disclosed.
          e. In the event that the Receiving Party or any of its employees or agents become legally compelled (by deposition, interrogatory, request for documents, subpoena, civil investigative demand, court order, or similar process) to disclose any of the Target Information of the Disclosing Party, that Party or person from whom such information is being sought shall provide the other Party with prompt prior written notice of such requirement so that the other Party may seek a protective order or other appropriate remedy and/or waive compliance with the terms of this Agreement. In the event that such protective order or other remedy is not obtained, or the Disclosing Party waives compliance with the provisions hereof, the Receiving Party and its employees and agents agree to provide the Disclosing Party with information about what Target Information will be disclosed and to furnish only that portion of the Target Information of the Disclosing Party which is legally required to be furnished. The Receiving Party shall consult with Disclosing Party and exercise in good faith all reasonable efforts to mutually agree with the Disclosing Party regarding the nature, extent, and form of such production.
          f. No Receiving Party will disclose to any person not a Party to this Agreement or authorized to review the Target information either the Target Information or the fact that the Receiving Party is in possession of the Target Information.
          g. Public Information. The confidentiality provisions of this Agreement shall not apply to any Target Information that is published or becomes generally known to the public other than through the wrongful act of a Party hereto.
     3. Disclosure to UMass Pursuant to Section 2.2 of the Exclusive License Agreement. If disclosure of Alnylam Target Information is made to UMass pursuant to Section 2.2 of the Exclusive License Agreement, in addition to the other provisions of this Confidentiality Agreement, such disclosure also shall be governed by the provisions of this Section 3 of this Confidentiality Agreement:
          a. Prior to reviewing the Alnylam Target Information, the outside attorney designated by UMass shall sign the undertaking attached as Schedule 1 hereto.

          b. The Alnylam Target Information may not be copied or reproduced by any means.
          c. The outside attorney may not disclose the Alnylam Target Information to anyone but may simply confirm or deny that as of the Effective Date, there are [**] Excluded Targets.
     4. Disclosure to Gatekeeper Pursuant to Section 2.3 of the Exclusive License Agreement. If disclosure of Target Information is made to the Gatekeeper pursuant to Section 2.3 of the Exclusive License Agreement, in addition to the other provisions of this Confidentiality Agreement, such disclosure also shall be governed by the provisions of Section 4 of this Confidentiality Agreement:
          a. Prior to receiving the Target Information, the Gatekeeper shall sign the undertaking attached as Schedule 1 hereto.
          b. The Target Information may not be copied or reproduced by any means except as absolutely necessary to transmit the Target Information to the Receiving Party and for the Gatekeeper to comply with the requirements of Section 2.3 of the Exclusive License Agreement.
          c. Notwithstanding Section 6 hereof, the Gatekeeper may not assign this Agreement to anyone without the written consent of all Parties.
     5. Term. The Target Information shall remain governed by the terms of this Agreement during the Term of the Exclusive License Agreement.
     6. Assignment, Successors and Assigns. No Party may assign this Agreement without the prior written consent of all Parties, except that Merck may assign it in connection with a merger, acquisition, or sale of substantially all the assets of the business relating to the Tuschl I and Tuschl II Patent Families. Nothing in this Agreement, express or implied, is intended to confer upon any Party other than the Parties hereto any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
     7. Amendment. This Confidentiality Agreement may be amended, modified, canceled, and/or waived only by a written instrument that expressly refers to this Confidentiality Agreement and is executed subsequent to the effective date of this Agreement by duly authorized representatives of each of the Parties hereto.
     8. Authority. Each of the undersigned represents that he or she has been duly authorized to execute this Confidentiality Agreement on behalf of his or her respective clients or entities.
     9. Damages Insufficient. Each Party hereto expressly agrees that due to the unique nature of the Disclosing Party’s Target Information, monetary damages would be inadequate to compensate the Disclosing Party for any breach by the Receiving Party of its covenants and agreements set forth in this Agreement. Accordingly, each Party agrees and acknowledges that any such violation or threatened violation shall cause irreparable injury to the Disclosing Party and that, in addition to any other remedies that may be available, in law, in equity or otherwise, the Disclosing Party shall be entitled to seek injunctive relief against the threatened breach of this Agreement or the continuation of any such breach by the Receiving Party, without the necessity of proving irreparable harm
     10. Choice of Law. This Confidentiality Agreement shall be governed by, construed, and enforced in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to its choice of law provisions.
     11. Counterparts. This Confidentiality Agreement may be executed in counterparts, each of which counterpart shall be original, but together shall constitute one and the same instrument.

ALNYLAM PHARMACEUTICALS, INC.

By:
Its:

UNIVERSITY OF MASSACHUSETTS

By:
Its:

MERCK & CO., INC.

By:
Its:

SCHEDULE 1
UNDERTAKING
     I, the undersigned, hereby agree and acknowledge that I am over the age of 18 and have read the Confidentiality Agreement and the Exclusive License Agreement and agree to be bound by the terms thereof. Specifically, I understand that by signing this Undertaking, I am bound by each of the terms of the Confidentiality Agreement. I represent and warrant that I have had the opportunity to consult with an attorney concerning the provisions of the Confidentiality Agreement and my responsibilities and have either done so or have elected not to do so.

Dated:

[NOTARY]

Exhibit B to Exclusive License Agreement:
US Tuschl I Patent Family

Application No	Patent No
09/821,832
10/255,568
11/474,738
11/474,919
11/474,930
11/474,932
11/880,355
11/880,464
12/897,744
12/897,749
12/897,754
12/897,756
12/897,759
12/897,740
13/008,636
60/193,594
60/265,232
US TUSCHL I PATENT FAMILY

Exhibit C to Exclusive License Agreement:
US TUSCHL II PATENT FAMILY

U.S. Application No.	U.S. Patent No.
10/433,050
10/832,248	7,078,196
10/832,257
10/832,432	7,056,704
11/142,865
11/142,866
11/634,138
11/634,129
12/260,443
12/537,602
12/537,632
12/591,829
12/683,070
12/683,081
12/794,071

1

Exhibit C to Exclusive License Agreement:
US TUSCHL II PATENT FAMILY

U.S. Application No.	U.S. Patent No.
12/819,444
12/834,311
12/835,086
12/838,786
12/879,300
12/897,374